EXHIBIT 99.1

The Community Financial Corporation Reports Operating Results for the Three Months Ended March 31, 2019

WALDORF, Md., April 22, 2019 (GLOBE NEWSWIRE) -- The Community Financial Corporation (NASDAQ: TCFC) (the “Company”), the holding company for Community Bank of the Chesapeake (the “Bank”), reported its results of operations for the first quarter ended March 31, 2019. The Company reported net income for the three months ended March 31, 2019 (“2019Q1”) of $3.9 million or diluted earnings per share of $0.70 compared to a net income for the first quarter of 2018 (“2018Q1”) of $1.2 million or a diluted earnings per share of $0.22. The 2018Q1 results included merger and acquisition costs net of tax of $2.1 million. Merger and acquisition costs did not impact earnings per share for 2019Q1. The Company’s return on average assets (“ROAA”) and return on average common equity (“ROACE”) were 0.91% and 9.85% in 2019Q1 compared to 0.31% and 3.33% in 2018Q1. For the three months ended December 31, 2018 (“2018Q4”), net income, diluted earnings per share, ROAA and ROACE were $3.8 million, $0.69, 0.93% and 10.01%, respectively.

The Company completed the acquisition of County First Bank (“County First”) on January 1, 2018, increasing the Company’s asset size by $200 million to just under $1.6 billion.  As of December 31, 2018, the Company’s assets were just under $1.7 billion. The Company closed four of the five acquired County First branches during May of 2018. The La Plata downtown branch remains open. County First closed its Fairfax, Virginia loan production office prior to the legal merger. The first six months of 2018 included operating expenses to support the merged operations with County First Bank. The closure of four branches and reductions in headcount during the second quarter of 2018 positively impacted the Company’s operating expense run rate in the second half of 2018.

“We continue to execute the Company’s strategy to grow interest-earning assets while controlling expenses. Average interest-earning assets increased $89.2 million or 6.0% (12.0% annualized) during the last six months to $1,577.1 million at March 31, 2019. The Company’s efficiency ratio at 59.6% has been below 60% for the last two quarters,” stated William J. Pasenelli, Chief Executive Officer and Vice-Chairman of the Board. “The Company’s profitability improved the last three quarters with ROAA exceeding 90 basis points, as we completed the integration of County First Bank, controlled expenses and increased loan balances.”

Highlights at and for the three months ended March 31, 2019 include:

  Gross loans increased 4.8% annualized or $16.2 million from $1,346.9 million at 2018Q4 to $1,363.2 million at 2019Q1.

  The Company’s average contractual interest rates for loans continued to increase. Ending loan balances of $1,363.2 million at 2019Q1, included approximately $125 million in new loans generated in the prior six months with an average contractual interest rate of 4.95%, which is 27 basis points greater that the 4.68% contractual interest rate on the entire portfolio.

  Loan yields on repricing and new loans increased during 2018 and continued during the first quarter of 2019, influenced by increases in the federal funds target rate and loan growth in higher yielding portfolios. End of period projected loan yields have increased since the third quarter of 2017. The following table is based on contractual interest rates and does not include the amortization of deferred costs and fees or assumptions regarding non-accrual interest:
Weighted End of Period Contractual Interest Rates
	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
(dollars in thousands)	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate	EOP Contractual Interest rate

Commercial real estate	4.63%	4.61%	4.56%	4.55%	4.50%
Residential first mortgages	3.94%	3.93%	3.90%	3.91%	3.88%
Residential rentals	4.79%	4.77%	4.75%	4.76%	4.72%
Construction and land development	5.41%	5.32%	5.13%	5.22%	5.11%
Home equity and second mortgages	5.62%	5.39%	5.14%	5.14%	4.83%
Commercial loans	5.91%	5.76%	5.59%	5.53%	5.34%
Consumer loans	6.88%	6.93%	6.91%	6.83%	6.64%
Commercial equipment	4.54%	4.52%	4.47%	4.47%	4.43%
Total Loans	4.68%	4.64%	4.57%	4.56%	4.50%
  Total deposits increased $9.5 million or 0.67% to $1,439.2 million at 2019Q1 compared to 2018Q4. The Bank typically experiences transaction deposit runoff during the first quarter as our business customers use transaction account balances to pay expenses and taxes accrued in the prior year.  Transaction accounts decreased $13.3 million in first quarter of 2019 while time deposits increased $22.8 million. In addition, average non-interest bearing transaction accounts decreased $9.0 million during 2019Q1.

  The slight change in the deposit mix contributed to the increase in the average deposit cost of funds of eight basis points from 0.99% in 2018Q4 to 1.07% in 2019Q1. Based on recent deposit trends, management believes that the cost of funds will be stable during the second quarter of 2019 and is optimistic that net interest margin will expand slightly due to the repricing of loans and increasing yields on new loan volume. End of period deposit costs were 1.06% at March 31, 2019 compared to a 1.07% average cost of deposits for the three months ended March 31, 2019.

  Net interest margin declined four basis points from 3.35% in 2018Q4 to 3.31% in 2019Q1. Net interest income increased $212,000 to $13.0 million in 2019Q1 compared to $12.8 million in 2018Q4.. Accretion interest and nonaccrual interest impacted (increased) net interest margin by three basis points and four basis points in 2018Q4 and 2019Q1, respectively.

  Net income increased $63,000 to $3.9 million, or $0.70 per share, compared to $3.8 million, or $0.69 per share, in the prior quarter. The Company’s ROAA and ROACE were 0.91% and 9.85% in 2019Q1 compared to 0.93% and 10.01% in the prior quarter. The Company had no material adjustments to operating net income1 in 2019Q1 and 2018Q4 and operating earnings per share, operating ROAA and operating ROACE were the same, except for a one basis point difference for ROACE in 2018Q4, which was 10.02%. The flatness in earnings was primarily the result of increased net interest income being offset by increased noninterest expense. The Company’s expense run rate for the first quarter of 2019 increased as expected. The Company’s quarterly expense run rate is expected to range between $8.6 and $8.8 million for remaining quarters of 2019.
THE COMMUNITY FINANCIAL CORPORATION
	Three Months Ended
dollars in thousands	March 31, 2019	December 31, 2018	$ Variance	% Variance
Operations Data:
Interest and dividend income	$17,797	$17,042	$755	4.4%
Interest expense	4,760	4,217	543	12.9%
Net interest income	13,037	12,825	212	1.7%
Provision for loan losses	500	465	35	7.5%
Noninterest income	1,061	1,066	(5)	(0.5%)
Noninterest expense	8,405	8,241	164	2.0%
Income before income taxes	5,193	5,185	8	0.2%
Income tax expense	1,316	1,371	(55)	(4.0%)
Net income	$3,877	$3,814	$63	1.7%

  Operating net income increased $521,000 or 15.5% to $3.9 million in 2019Q1 compared to $3.4 million in 2018Q1. The Company’s operating ROAA and operating ROACE were 0.91% and 9.85% in 2019Q1 compared to 0.85% and 9.15% in 2018Q1. Operating diluted earnings per share were $0.70 and $0.61, respectively, for the comparable periods. Improved earnings were the result of a change in the funding composition of the Bank’s interest-bearing liabilities; the control of operating costs; and organic loan growth.

  Noninterest expense of $8.4 million in 2019Q1 increased $164,000 compared to $8.2 million in the prior quarter, primarily due to an increases in salary and benefits and professional fees, partially offset by lower OREO expenses. Salary and benefits and professional fees were in line with management expectations for the first quarter of 2019. Salaries and benefits are expected to increase between two and four percent in 2019. The higher range is based on Company meeting incentive plan targets.  We believe the Company’s quarterly expense run rate will range between $8.6 and $8.8 million for remaining quarters of 2019. The following is a summary breakdown of noninterest expenses comparing 2019Q1 and 2018Q4:
	Three Months Ended
(dollars in thousands)	March 31, 2019	December 31, 2018	$ Change	% Change
Salary and employee benefits	$4,803	$4,633	$170	3.7%
OREO Valuation Allowance and Expenses	56	141	(85)	(60.3%)
Merger and acquisition costs	-	5	(5)	(100.0%)
Operating Expenses	3,546	3,462	84	2.4%
Total Noninterest Expense	$8,405	$8,241	$164	2.0%
  The GAAP efficiency ratio was 59.62% in 2019Q1 compared to 59.33% in 2018Q4. The non-GAAP (or “operating”) efficiency ratio2, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 59.46% in 2019Q1 compared to 58.30% in 2018Q4.

  Nonperforming assets improved in the first quarter of 2019. Classified assets as a percentage of assets improved in 2019Q1, decreasing 34 basis points from 2.42% at December 31, 2018 to 2.08% at March 31, 2019. Non-accrual loans, OREO and TDRs to total assets decreased 18 basis points in 2019Q1 to 1.84% at March 31, 2019 compared to 2.02% at December 31, 2018.

Net Income

The Company reported net income for 2019Q1 of $3.9 million or diluted earnings per share of $0.70 compared to a net income of $1.2 million or $0.22 per diluted share for 2018Q1.  These results included merger and acquisition costs net of tax of $2.1 million for 2018Q1.  There were no merger and acquisition costs in 2019Q1 and no impact to earnings per share. In 2018Q1, quarterly earnings per share decreased $0.39 per share as a result of merger and acquisition costs. The Company’s ROAA and ROACE were 0.91% and 9.85% in 2019Q1 compared to 0.31% and 3.33% in 2018Q1.

The $2.7 million increase to net income in 2019Q1 compared to 2018Q1 was primarily due to decreased noninterest expense of $3.3 million, of which $2.9 million related to merger and acquisition costs incurred during 2018Q1. In addition, the Company’s 2019Q1 expense run rate was $394,000 lower than 2018Q1 for all other noninterest expenses. The Company began to realize cost savings from the County First acquisition in the second half of 2018 with the closing of four branches and an operations center, an overall reduction in headcount and the elimination of duplicate processes and vendors. In addition, net interest income and noninterest income increased $177,000 comparing 2019Q1 to 2018Q1. Net income decreased due to increased income tax expense of $783,000 for the comparable periods.

The Company reported operating net income3 of $3.9 million, or $0.70 per share in 2019Q1. This compares to operating net income of $3.4 million, or $0.61 per share, in 2018Q1.

Net Interest Income

Net interest income increased 1.1% or $147,000 to $13.0 million in 2019Q1 compared to $12.9 million in 2018Q1. Net interest margin at 3.31% in 2019Q1 decreased 23 basis points from 3.54% in 2018Q1. Average interest-earning assets were $1,577.1 million for the first  quarter of 2019, an increase of $120.2 million or 8.2%, compared to $1,456.9 million for the same quarter of 2018. Accretion interest and nonaccrual interest impacted (increased) net interest margin by four basis points and 10 basis points in 2019Q1 and 2018Q1, respectively. For the three months ended March 31, 2019 and 2018, the below table provides information on the impact of changes in volume and rate:

	For the Three Months Ended March 31, 2019
	compared to the Three Months Ended
	March 31, 2018
		Due to
dollars in thousands	Volume	Rate	Total

Interest income:
Loan portfolio (1)	$855	$548	$1,403
Investment securities, federal funds
sold and interest bearing deposits	351	150	501
Total interest-earning assets	$1,206	$698	$1,904

Interest-bearing liabilities:
Savings	(1)	6	5
Interest-bearing demand and money
market accounts	459	703	1,162
Certificates of deposit	(88)	733	645
Long-term debt	(214)	75	(139)
Short-term debt	(154)	205	51
Subordinated notes	-	-	-
Guaranteed preferred beneficial interest
in junior subordinated debentures	-	33	33
Total interest-bearing liabilities	$2	$1,755	$1,757
Net change in net interest income	$1,204	$(1,057)	$147

(1) Average balance includes non-accrual loans

Noninterest Income and Noninterest Expense

Noninterest income was essentially flat at $1.1 million in 2019Q1 increasing a modest $30,000 compared to 2018Q1. The increase was primarily due to unrealized gains of $56,000 on equity securities partially offset by small decreases in income from Bank Owned Life Insurance (“BOLI”) and service charges.

Noninterest expenses decreased $3.3 million or 28.0%, to $8.4 million in 2019Q1 compared to $11.7 million in 2018Q1, of which $2.9 million of the variance was due to merger and acquisition costs incurred during 2018Q1. The Company’s 2019Q1 expense run rate of $8.4 million was positively impacted by the increased efficiencies from the County First acquisition and management’s continued focus on containing expense growth. In addition, OREO charges were low at $56,000 during 2019Q1, which contributed to lower expenses.  Adjusted noninterest expense, which excludes merger-related expenses and OREO related expenses decreased $336,000, or 3.9%, to $8.3 million in 2019Q1 compared to $8.7 million in 2018Q1. Overall the decreases in adjusted noninterest expenses comparing 2019Q1 to 2018Q1 were due primarily to decreases in salary and employee benefits of $244,000 related to the reduction of County First employee head count in the second half of 2018.

The Company’s GAAP efficiency ratio was 59.62% in 2019Q1 compared to 83.81% in 2018Q1. The operating efficiency ratio, which excludes merger and acquisition costs, OREO gains and losses and other non-core activities, was 59.46% and 62.39% for the same periods. The Company’s GAAP net operating expense ratio was 1.73% in 2019Q1 compared to 2.69% in 2018Q1. The non-GAAP net operating expense ratio, which excludes merger and acquisition costs, investment gains and losses, OREO gains and losses and other non-core activities, was 1.73% and 1.94% for the same periods.

The following is a summary breakdown of noninterest expense:

	Three Months Ended March 31,
(dollars in thousands)	2019	2018	$ Change	% Change
Salary and employee benefits	$4,803	$5,047	(244)	(4.8%)
OREO Valuation Allowance and Expenses	56	114	(58)	(50.9%)
Merger and acquisition costs	-	2,868	(2,868)	(100.0%)
Operating Expenses	3,546	3,638	(92)	(2.5%)
Total Noninterest Expense	$8,405	$11,667	$(3,262)	(28.0%)

Balance Sheet
Total assets increased $22.7 million, or 1.3%, to $1.71 billion at 2019Q1 compared to total assets of $1.69 billion at 2018Q4 primarily due to increases in net loans and investments of $16.5 million and $7.8 million, respectively, an increase in OREO of $2.8 million and $10.0 million in right of use assets for operating leases recorded in accordance with the new lease standard which was effective for the Company on January 1, 2019. These increases were partially offset by decreases of  $13.3 million in cash and a net reduction in assets not specifically identified of $1.1 million.  The Company loan pipeline was approximately $120 million at March 31, 2019.

The following is a breakdown of growth by portfolio from 2018Q4 to 2019Q1.

						Annualized
BY LOAN TYPE	March 31, 2019%		December 31, 2018%		$ Change	% Change

Commercial real estate	$891,165	65.37%	$878,016	65.18%	$13,149	5.99%
Residential first mortgages	156,653	11.49%	156,709	11.63%	(56)	-0.14%
Residential rentals	124,518	9.13%	124,298	9.23%	220	0.71%
Construction and land development	32,798	2.41%	29,705	2.21%	3,093	41.65%
Home equity and second mortgages	36,746	2.70%	35,561	2.64%	1,185	13.33%
Commercial loans	70,725	5.19%	71,680	5.32%	(955)	-5.33%
Consumer loans	851	0.06%	751	0.06%	100	53.26%
Commercial equipment	49,720	3.65%	50,202	3.73%	(482)	-3.84%
Gross loans	1,363,176	100.00%	1,346,922	100.00%	16,254	4.83%
Net deferred costs (fees)	1,261	0.09%	1,183	0.09%	78	26.37%
Total loans, net of deferred costs	$1,364,437		$1,348,105		$16,332	4.85%

The acquisition of County First and 2018 organic loan growth shifted the composition of the loan portfolios during 2018.  The overall increase in the commercial real estate portfolio from 63.25% of gross loans at 2017Q4 to 65.37% at 2019Q1 and 65.18% at 2018Q4 should increase asset sensitivity over time. The relative decrease in residential first mortgage balances should also increase asset interest rate sensitivity in a rising rate environment. Regulatory concentrations for non-owner occupied commercial real estate and construction at 2019Q1 were $577.4 million or 304.2% and $114.3 million or 60.2%, respectively.

During the first quarter 2019 growth in the non-acquired loan portfolios increased $21.8 million or at a 7.0% annualized rate. The following is a breakdown of the Company’s non-acquired loan portfolios at March 31, 2019:

		Quarter Growth
Non-Acquired Loan Portfolios				Annualized
(dollars in thousands)	March 31, 2019	December 31, 2018	$ Change	% Change

Commercial real estate	$827,531	$810,248	$17,283	8.53%
Residential first mortgages	156,185	156,243	(58)	-0.15%
Residential rentals	105,207	105,458	(251)	-0.95%
Construction and land development	32,798	29,705	3,093	41.65%
Home equity and second mortgages	23,438	21,703	1,735	31.98%
Commercial loans	69,925	70,146	(221)	-1.26%
Consumer loans	701	562	139	98.93%
Commercial equipment	46,028	45,970	58	0.50%
	$1,261,813	$1,240,035	$21,778	7.02%

Loans consist of the following at March 31, 2019 and December 31, 2018:

BY ACQUIRED AND NON-ACQUIRED	March 31, 2019%		December 31, 2018%

Acquired loans - performing	$98,136	7.20%	$103,667	7.70%
Acquired loans - purchase credit impaired ("PCI")	3,227	0.24%	3,220	0.24%
Total acquired loans	101,363	7.44%	106,887	7.94%
Non-acquired loans**	1,261,813	92.56%	1,240,035	92.06%
Gross loans	1,363,176		1,346,922
Net deferred costs (fees)	1,261	0.09%	1,183	0.09%
Total loans, net of deferred costs	$1,364,437		$1,348,105

** Non-acquired loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

At 2019Q1 acquired performing loans, which totaled $98.1 million, included a $1.7 million net acquisition accounting fair market value adjustment, representing a 1.70% “mark” and PCI loans which totaled $3.2 million, included a $694,000 adjustment, representing a 17.70% “mark.”

Total deposits increased $9.5 million or 0.67% to $1,439.2 million at 2019Q1 compared to 2018Q4. The Bank typically experiences transaction deposit runoff during the first quarter as our business customers use transaction account balances to pay operating expense and taxes accrued in the prior year. As a result of anticipated seasonality, transaction accounts decreased $13.3 million in the first quarter of 2019 while time deposits increased $22.8 million. Noninterest bearing demand deposits increased $5.0 million, or 2.4%, to $214.4 million (14.9% of total deposits). Transaction deposit accounts decreased from $982.6 million (68.7% of deposits) at 2018Q4 to $969.3 million (67.3% of deposits) at 2019Q1. Reciprocal deposits4 are used to maximize FDIC insurance available to our customers. Reciprocal deposits increased $4.3 million or 1.8% to $239.2 million at 2019Q1 compared to $234.9 million at 2018Q4.

At 2019Q1 and 2018Q4 total deposits consisted of $1,380.6 million and $1,376.5 million in retail deposits and $58.6 million and  $53.1 million in brokered deposits. The Bank increased retail deposits $389.3 million  or 39.4% during 2018 to $1,376.5 million at December 31, 2018 as a result of the acquisition of County First and growth in organic deposits, largely due to growth in municipal relationships. Municipal accounts include treasury and cash management services with blended funding as well as other services and products such as payroll, lock box services, positive pay, and automated clearing house transactions. The diversity of products and services safeguard the stability of the relationships.  Most of the municipal relationships’ balances are maintained in reciprocal deposits. To ensure available liquidity the Company has enhanced procedures to track municipal deposit concentrations and manage the impact of seasonal balance fluctuations.

At 2019Q1 the Company has on-balance sheet liquidity of $152.6 million, which consists of cash and cash equivalents, available for sale (“AFS”) securities and equity securities carried at fair value through income. The Company generally does not pledge AFS securities. The Company had $212.2 million in available FHLB lines at March 31, 2019, which does not include any pledged AFS securities. In addition, there was $50.6 million in unpledged held-to-maturity securities available for pledging.

Wholesale funding as a percentage of assets remained flat at 6.66% or $114.0 million at 2019Q1 compared to 6.43% or $108.5 million at 2018Q4.  Wholesale funding includes brokered deposits and Federal Home Loan Bank (“FHLB”) advances. Wholesale funding has decreased from 18.63% at December 31, 2017 (“2017Q4”) because of the Bank’s increased liquidity from organic deposit growth and the 2018 acquisition. Liquidity improved with the increase in transaction deposits and decrease in wholesale funding that began in 2018. The Company’s net loan to deposit ratio decreased from 103.1% at 2017Q4 to 94.0% in 2019Q1 and 93.5% at 2018Q4.

The Company uses brokered deposits and other wholesale funding to supplement funding when loan growth exceeds core deposit growth and for asset-liability management purposes. Brokered deposits increased $5.5 million or 10.3% to $58.6 million at 2019Q1 compared to $53.1 million at 2018Q4. Federal Home Loan Bank (“FHLB”) long-term debt and short-term borrowings (“advances”) were flat at $55.4 million at 2019Q1 and 2018Q4. Wholesale funding, which includes brokered deposits and FHLB advances, increased $5.5 million from $108.5 million (6.4% of assets) at 2018Q4 to $114.0 million (6.7% of assets) at 2019Q1.

Total stockholders’ equity increased $4.6 million, or 3.0%, to $159.1 million at 2019Q1 compared to $154.5 million at 2018Q4. This increase primarily resulted from net income of $3.9 million, a decrease in accumulated other comprehensive losses of $1.4 million and net stock related activities in connection with stock-based compensation and ESOP activity of $34,000. These increases to stockholders’ equity were partially offset by decreases due to common dividends paid of $669,000, and repurchases of common stock of $17,000. The Company increased its quarterly dividend from $0.10 in 2018Q4 to $0.125 in 2019Q1. The Company’s ratio of tangible common equity to tangible assets increased to 8.57% at 2019Q1 from 8.41% at 2018Q45. The Company’s Common Equity Tier 1 (“CET1”) ratio was 10.39% at 2019Q1 compared to 10.36% at 2018Q4. The Company remains well capitalized at March 31, 2019 with a Tier 1 capital to average assets (leverage ratio) of 9.41% at 2019Q1 compared to 9.50% at 2018Q4.

Asset Quality

Non-accrual loans and OREO to total assets decreased from 1.62% at 2018Q4 to 1.45% at 2019Q1.  Non-accrual loans, OREO and TDRs to total assets decreased from 2.02% at 2018Q4 to 1.84% at 2019Q1.

Non-accrual loans decreased $5.5 million from $19.3 million at 2018Q4 to $13.8 million at 2019Q1. At 2019Q1, $10.9 million or 79% of total non-accruals of $13.8 million relate to four customer relationships.  At 2018Q4, $15.3 million or 79% of total non-accruals of $19.3 million related to four customer relationships. The decrease in non-accrual loans during the first quarter, was largely the result of approximately $3.8 million of one classified relationship that was moved into OREO. In addition, a $1.8 million non-accrual loan was sold at carrying value with no charge-offs in 2019Q1. Non-accrual loans of $8.1 million (58%) were current with all payments of principal and interest with no impairment at 2019Q1. Delinquent non-accrual loans were $5.7 million (42%) with specific reserves of $893,000 at 2019Q1.

Classified assets decreased $5.1 million from $40.8 million at 2018Q4 to $35.7 million at 2019Q1. Management considers classified assets to be an important measure of asset quality. The following is a breakdown of the Company’s classified and special mention assets at March 31, 2019 and December 31, 2018, 2017, 2016 and 2015, respectively:

Classified Assets and Special Mention Assets
(dollars in thousands)	As of 3/31/2019	As of 12/31/2018	As of 12/31/2017	As of 12/31/2016	As of 12/31/2015
Classified loans
Substandard	$24,277	$32,226	$40,306	$30,463	$31,943
Doubtful	-	-	-	137	861
Loss	-	-	-	-	-
Total classified loans	24,277	32,226	40,306	30,600	32,804
Special mention loans	-	-	96	-	1,642
Total classified and special mention loans	$24,277	$32,226	$40,402	$30,600	$34,446

Classified loans	24,277	32,226	40,306	30,600	32,804
Classified securities	465	482	651	883	1,093
Other real estate owned	10,949	8,111	9,341	7,763	9,449
Total classified assets	$35,691	$40,819	$50,298	$39,246	$43,346

Total classified assets as a percentage of total assets	2.08%	2.42%	3.58%	2.94%	3.79%
Total classified assets as a percentage of Risk Based Capital	18.52%	21.54%	32.10%	26.13%	30.19%

The Company reported a $500,000 provision for loan loss expense in 2019Q1 compared to $465,000 in 2018Q4 and $500,000 in 2018Q1. Allowance for loan loss levels decreased to 0.80% of total loans at 2019Q1 compared to 0.81% at 2018Q4. The allowance as a percentage of non-acquired loans decreased three basis points to 0.86% at 2019Q1 from 0.89% at 2018Q4.

Net charge-offs for 2019Q1 were $630,000 compared to net charge-offs of $228,000 for 2018Q4 and $544,000 for 2018Q1. Management’s determination of the adequacy of the allowance is based on a periodic evaluation of the portfolio with consideration given to: overall loss experience; current economic conditions; size, growth and composition of the loan portfolio; financial condition of the borrowers; current appraised values of underlying collateral and other relevant factors that, in management’s judgment, warrant recognition in determining an adequate allowance. Improvements to baseline charge-off factors for the periods used to evaluate the adequacy of the allowance as well as improvements in some qualitative factors, such as improvements in classified assets and delinquency were offset by increases in other qualitative factors, such as increased portfolio growth and concentrations. The specific allowance is based on management’s estimate of realizable value for particular loans. Management believes that the allowance is adequate.

About The Community Financial Corporation - Headquartered in Waldorf, MD, The Community Financial Corporation is the bank holding company for Community Bank of the Chesapeake, a full-service commercial bank with assets of approximately $1.7 billion.  Through its branch offices and commercial lending centers, Community Bank of the Chesapeake offers a broad range of financial products and services to individuals and businesses.  The Company’s banking centers are located at its main office in Waldorf, Maryland, and branch offices in Waldorf, Bryans Road, Dunkirk, Leonardtown, La Plata, Charlotte Hall, Prince Frederick, Lusby and California, Maryland; and downtown Fredericksburg, Virginia. More information about Community Bank of the Chesapeake can be found at www.cbtc.com.

Use of non-GAAP Financial Measures - Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures.  The Company’s management uses these non-GAAP financial measures, and believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company.  Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company.  Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-looking Statements - This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements include, without limitation, those relating to the Company’s and Community Bank of the Chesapeake’s future growth and management’s outlook or expectations for revenue, assets, asset quality, profitability, business prospects, net interest margin, non-interest revenue, allowance for loan losses, the level of credit losses from lending, liquidity levels, capital levels, or other future financial or business performance strategies or expectations, and any statements of the plans and objectives of management for future operations products or services, including the expected benefits from, and/or the execution of integration plans relating to the County First acquisition; or any other acquisition that we undertake in the future; plans and cost savings regarding branch closings or consolidation; any statement of expectation or belief; projections related to certain financial metrics; and any statement of assumptions underlying the foregoing. These forward-looking statements express management’s current expectations or forecasts of future events, results and conditions, and by their nature are subject to and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  Factors that might cause actual results to differ materially from those made in such statements include, but are not limited to: the synergies and other expected financial benefits from the County First acquisition, or any other acquisition that we undertake in the future; may not be realized within the expected time frames; changes in The Community Financial Corporation or Community Bank of the Chesapeake’s strategy, costs or difficulties related to integration matters might be greater than expected; availability of and costs associated with obtaining adequate and timely sources of liquidity; the ability to maintain credit quality; general economic trends; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate value and the real estate market; regulatory changes; the impact of government shutdowns or sequestration; the possibility of unforeseen events affecting the industry generally; the uncertainties associated with newly developed or acquired operations; the outcome of litigation that may arise; market disruptions and other effects of terrorist activities; and the matters described in “Item 1A Risk Factors” in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2018, and in its other Reports filed with the Securities and Exchange Commission (the “SEC”). The Company’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the SEC.

Data is unaudited as of March 31, 2019. This selected information should be read in conjunction with the financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

CONTACTS:
William J. Pasenelli, Chief Executive Officer
Todd L. Capitani, Chief Financial Officer
888.745.2265

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED)
Three Months Ended
CONDENSED CONSOLIDATED INCOME STATEMENT	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2019	2018	2018	2018	2018
Interest and Dividend Income
Loans, including fees	$16,129	$15,461	$15,085	$14,483	$14,726
Interest and dividends on securities	1,623	1,536	1,311	1,211	1,095
Interest on deposits with banks	45	45	88	60	72
Total Interest and Dividend Income	17,797	17,042	16,484	15,754	15,893

Interest Expense
Deposits	3,768	3,486	2,835	2,405	1,956
Short-term borrowings	334	125	142	217	283
Long-term debt	658	606	746	721	764
Total Interest Expense	4,760	4,217	3,723	3,343	3,003

Net Interest Income (NII)	13,037	12,825	12,761	12,411	12,890
Provision for loan losses	500	465	40	400	500

NII After Provision For Loan Losses	12,537	12,360	12,721	12,011	12,390

Noninterest Income
Loan appraisal, credit, and misc. charges	58	42	81	7	53
Gain on sale of asset	-	-	-	1	-
Unrealized gains (losses) on equity securities	56	5	(8)	(78)	-
Income from bank owned life insurance	217	225	227	224	226
Service charges	730	794	770	747	752
Total Noninterest Income	1,061	1,066	1,070	901	1,031

Noninterest Expense
Salary and employee benefits	4,803	4,633	4,739	5,129	5,047
Occupancy expense	806	867	744	739	766
Advertising	197	167	165	180	159
Data processing expense	720	786	769	782	683
Professional fees	418	293	442	426	352
Merger and acquisition costs	-	5	11	741	2,868
Depreciation of premises and equipment	189	202	207	202	199
Telephone communications	52	47	62	69	99
Office supplies	37	37	31	41	40
FDIC Insurance	175	158	185	113	198
OREO valuation allowance and expenses	56	141	165	237	114
Core deposit intangible amortization	181	187	193	199	205
Other	771	718	779	891	937
Total Noninterest Expense	8,405	8,241	8,492	9,749	11,667

Income before income taxes	5,193	5,185	5,299	3,163	1,754
Income tax expense	1,316	1,371	1,441	828	533
Net Income	$3,877	$3,814	$3,858	$2,335	$1,221

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued

CONDENSED CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2019	2018	2018	2018	2018
Assets
Cash and due from banks	$16,711	$24,064	$26,718	$16,718	$29,739
Federal funds sold	-	5,700	36,099	-	730
Interest-bearing deposits with banks	2,997	3,272	8,778	3,667	3,986
Securities available for sale (AFS), at fair value	128,400	119,976	107,962	79,026	66,603
Securities held to maturity (HTM), at amortized cost	95,495	96,271	97,217	100,842	97,949
Equity securities carried at fair value through income	4,511	4,428	4,359	4,367	4,421
Non-marketable equity securities held in other financial institutions	209	209	249	249	249
Federal Home Loan Bank (FHLB) stock - at cost	3,874	3,821	2,547	4,311	5,587
Loans receivable	1,364,437	1,348,105	1,308,654	1,291,537	1,280,773
Less: allowance for loan losses	(10,846)	(10,976)	(10,739)	(10,725)	(10,471)
Net Loans	1,353,591	1,337,129	1,297,915	1,280,812	1,270,302
Goodwill	10,835	10,835	10,708	10,603	10,277
Premises and equipment, net	22,922	22,922	22,433	22,472	22,496
Premises and equipment held for sale	-	-	-	600	2,341
Other real estate owned (OREO)	10,949	8,111	8,207	8,305	9,352
Accrued interest receivable	5,331	4,957	5,032	4,786	4,749
Investment in bank owned life insurance	36,513	36,295	36,071	35,843	35,619
Core deposit intangible	2,625	2,806	2,993	3,186	3,385
Net deferred tax assets	6,232	6,693	6,999	6,624	6,239
Right of use assets - operating leases	10,044	-	-	-	-
Other assets	708	1,738	2,122	3,877	2,972

Total Assets	$1,711,947	$1,689,227	$1,676,409	$1,586,288	$1,576,996

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest-bearing deposits	$214,432	$209,378	$217,151	$214,249	$229,612
Interest-bearing deposits	1,224,735	1,220,251	1,235,220	1,109,619	1,056,324
Total deposits	1,439,167	1,429,629	1,452,371	1,323,868	1,285,936
Short-term borrowings	35,000	35,000	5,000	36,500	51,500
Long-term debt	20,419	20,436	20,451	30,467	45,483
Guaranteed preferred beneficial interest in
junior subordinated debentures (TRUPs)	12,000	12,000	12,000	12,000	12,000
Subordinated notes - 6.25%	23,000	23,000	23,000	23,000	23,000
Lease liabilities - operating leases	10,080	-	-	-	-
Accrued expenses and other liabilities	13,201	14,680	13,439	13,207	13,420

Total Liabilities	1,552,867	1,534,745	1,526,261	1,439,042	1,431,339

Stockholders' Equity
Common stock	56	56	56	56	56
Additional paid in capital	84,497	84,396	84,246	84,106	83,947
Retained earnings	75,757	72,594	69,295	66,021	64,307
Accumulated other comprehensive loss	(473)	(1,846)	(2,633)	(2,182)	(1,898)
Unearned ESOP shares	(757)	(718)	(816)	(755)	(755)

Total Stockholders' Equity	159,080	154,482	150,148	147,246	145,657

Total Liabilities and Stockholders' Equity	$1,711,947	$1,689,227	$1,676,409	$1,586,288	$1,576,996

Common shares issued and outstanding	5,581,521	5,577,559	5,575,024	5,574,511	5,573,841

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
Three Months Ended
SELECTED FINANCIAL INFORMATION AND RATIOS	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2019	2018	2018	2018	2018
KEY OPERATING RATIOS
Return on average assets	0.91%	0.93%	0.96%	0.59%	0.31%
Return on average common equity	9.85	10.01	10.29	6.34	3.33
Average total equity to average total assets	9.27	9.27	9.34	9.32	9.28
Interest rate spread	3.05	3.11	3.22	3.21	3.36
Net interest margin	3.31	3.35	3.43	3.41	3.54
Cost of funds	1.25	1.14	1.03	0.94	0.84
Cost of deposits	1.07	0.99	0.84	0.74	0.62
Cost of debt	3.68	3.84	3.68	3.17	2.59
Efficiency ratio	59.62	59.33	61.40	73.23	83.81
Efficiency ratio - Non-GAAP **	59.46	58.30	60.09	65.51	62.39
Non-interest expense to average assets	1.98	2.00	2.11	2.47	2.95
Net operating expense to average assets	1.73	1.74	1.85	2.24	2.69
Net operating expense to average assets - Non-GAAP **	1.73	1.71	1.80	1.97	1.94
Avg. int-earning assets to avg. int-bearing liabilities	120.52	121.51	121.38	121.22	121.10
Net charge-offs to average loans	0.19	0.07	0.01	0.05	0.17
COMMON SHARE DATA
Basic net income per common share	$0.70	$0.69	$0.70	$0.42	$0.22
Diluted net income per common share	0.70	0.69	0.70	0.42	0.22
Cash dividends paid per common share	0.125	0.10	0.10	0.10	0.10
Basic - weighted average common shares outstanding	5,558,137	5,551,962	5,551,184	5,551,123	5,547,715
Diluted - weighted average common shares outstanding	5,558,137	5,551,962	5,551,184	5,551,123	5,547,715

ASSET QUALITY
Total assets	$1,711,947	$1,689,227	$1,676,409	$1,586,288	$1,576,996
Gross loans	1,363,176	1,346,922	1,307,737	1,290,415	1,279,655
Classified assets	35,691	40,819	37,369	43,536	44,736
Allowance for loan losses	10,846	10,976	10,739	10,725	10,471

Past due loans - 31 to 89 days	771	1,134	6,499	582	5,231
Past due loans >=90 days	5,701	11,110	9,666	12,347	6,281
Total past due loans	6,472	12,244	16,165	12,929	11,512

Non-accrual loans	13,815	19,282	16,350	14,492	8,439
Accruing troubled debt restructures (TDRs)	6,652	6,676	9,839	9,864	9,953
Other real estate owned (OREO)	10,949	8,111	8,207	8,305	9,352
Non-accrual loans, OREO and TDRs	$31,416	$34,069	$34,396	$32,661	$27,744
ASSET QUALITY RATIOS
Classified assets to total assets	2.08%	2.42%	2.23%	2.74%	2.84%
Classified assets to risk-based capital	18.52	21.54	20.12	23.88	24.81
Allowance for loan losses to total loans	0.80	0.81	0.82	0.83	0.82
Allowance for loan losses to non-accrual loans	78.51	56.92	65.68	74.01	124.08
Past due loans - 31 to 89 days to total loans	0.06	0.08	0.50	0.05	0.41
Past due loans >=90 days to total loans	0.42	0.82	0.74	0.96	0.49
Total past due (delinquency) to total loans	0.47	0.91	1.24	1.00	0.90
Non-accrual loans to total loans	1.01	1.43	1.25	1.12	0.66
Non-accrual loans and TDRs to total loans	1.50	1.93	2.00	1.89	1.44
Non-accrual loans and OREO to total assets	1.45	1.62	1.46	1.44	1.13
Non-accrual loans, OREO and TDRs to total assets	1.84	2.02	2.05	2.06	1.76

COMMON SHARE DATA
Book value per common share	$28.50	$27.70	$26.93	$26.41	$26.13
Tangible book value per common share**	26.09	25.25	24.47	23.94	23.68
Common shares outstanding at end of period	5,581,521	5,577,559	5,575,024	5,574,511	5,573,841

OTHER DATA
Full-time equivalent employees	192	189	190	195	200
Branches (1)	12	12	12	12	16
Loan Production Offices	5	5	5	5	5

CAPITAL RATIOS
Tier 1 capital to average assets	9.41%	9.50%	9.51%	9.46%	9.35%
Tier 1 common capital to risk-weighted assets	10.39	10.36	10.30	10.32	10.31
Tier 1 capital to risk-weighted assets	11.24	11.23	11.18	11.23	11.23
Total risk-based capital to risk-weighted assets	13.64	13.68	13.67	13.78	13.80
Common equity to assets	9.29	9.15	8.96	9.28	9.24
Tangible common equity to tangible assets **	8.57	8.41	8.21	8.49	8.44

** Non-GAAP financial measure. See reconciliation of GAAP and NON-GAAP measures.
(1) The Company closed four of the five acquired County First branches in May 2018.

THE COMMUNITY FINANCIAL CORPORATION
SUPPLEMENTAL QUARTERLY FINANCIAL DATA (UNAUDITED) - Continued
This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs, OREO gains and losses and OREO expenses, and gains and losses on sales of investments or other assets, that are not considered part of recurring operations. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.
Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(dollars in thousands, except per share amounts )	2019	2018	2018	2018	2018

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES
Efficiency ratio - GAAP basis
Noninterest expense	$8,405	$8,241	$8,492	$9,749	$11,667
Net interest income plus noninterest income	14,098	13,891	13,831	13,312	13,921

Efficiency ratio - GAAP basis	59.62%	59.33%	61.40%	73.23%	83.81%

Efficiency ratio - Non-GAAP basis
Noninterest Expense	$8,405	$8,241	$8,492	$9,749	$11,667
Non-GAAP adjustments:
Merger and acquisition costs	-	(5)	(11)	(741)	(2,868)
OREO valuation allowance and expenses	(56)	(141)	(165)	(237)	(114)
Noninterest expense - as adjusted	8,349	8,095	8,316	8,771	8,685

Net interest income plus noninterest income	14,098	13,891	13,831	13,312	13,921
Non-GAAP adjustments:
(Gains) losses on sale of asset	-	-	-	(1)	-
Net (gains) losses on sale of investment securities	-	-	-	-	-
Unrealized (gains) losses on equity securities	(56)	(5)	8	78	-
Net interest income plus noninterest income - adjusted	$14,042	$13,886	$13,839	$13,389	$13,921

Efficiency ratio -Non-GAAP basis	59.46%	58.30%	60.09%	65.51%	62.39%

Net operating exp. to average assets ratio - GAAP basis
Average Assets	$1,699,188	$1,644,808	$1,606,853	$1,579,645	$1,581,538

Noninterest expense	8,405	8,241	8,492	9,749	11,667
less: noninterest income	(1,061)	(1,066)	(1,070)	(901)	(1,031)
Net operating exp.	$7,344	$7,175	$7,422	$8,848	$10,636
Net operating exp. to average assets - GAAP basis	1.73%	1.74%	1.85%	2.24%	2.69%

Net operating exp. to average assets ratio -Non-GAAP basis
Average Assets	$1,699,188	$1,644,808	$1,606,853	$1,579,645	$1,581,538

Net operating exp.	7,344	7,175	7,422	8,848	10,636
Non-GAAP adjustments noninterest expense:
Merger and acquisition costs	-	(5)	(11)	(741)	(2,868)
OREO valuation allowance and expenses	(56)	(141)	(165)	(237)	(114)
Non-GAAP adjustments non interest income:
Gains (losses) on sale of asset	-	-	-	1	-
Net gains (losses) on sale of investment securities	-	-	-	-	-
Unrealized gains (losses) on equity securities	56	5	(8)	(78)	-
Net operating exp.-adjusted	$7,344	$7,034	$7,238	$7,793	$7,654
Net operating exp. to average assets - Non-GAAP basis	1.73%	1.71%	1.80%	1.97%	1.94%

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
THREE MONTHS ENDED (UNAUDITED)

Reconciliation of US GAAP Net Income, Earnings Per Share (EPS), Return on Average Assets (ROAA) and Return on Average Common Equity (ROACE) to Non-GAAP Operating Net Income, EPS, ROAA and ROACE
This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger and acquisition costs and the fourth quarter 2017 income tax expense attributable to the revaluation of deferred tax assets as a result of the reduction in the corporate income tax rate under the recently enacted Tax Cuts and Jobs Act. These expenses are not considered part of recurring operations, such as “operating net income,” “operating earnings per share,” “operating return on average assets,” and “operating return on average common equity.” These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Net income (loss) (as reported)	$3,877	$3,814	$3,858	$2,335	$1,221
Impact of Tax Cuts and Jobs Act	-	-	-	-	-
Merger and acquisition costs (net of tax)	-	4	8	546	2,135
Non-GAAP operating net income	$3,877	$3,818	$3,866	$2,881	$3,356

Income before income taxes (as reported)	$5,193	$5,185	$5,299	$3,163	$1,754
Merger and acquisition costs ("M&A")	-	5	11	741	2,868
Adjusted pretax income	5,193	5,190	5,310	3,904	4,622
Income tax expense	1,316	1,372	1,444	1,023	1,266
Non-GAAP operating net income	$3,877	$3,818	$3,866	$2,881	$3,356

GAAP diluted earnings per share ("EPS")	$0.70	$0.69	$0.70	$0.42	$0.22
Non-GAAP operating diluted EPS before M&A	$0.70	$0.69	$0.70	$0.52	$0.61

GAAP return on average assets ("ROAA")	0.91%	0.93%	0.96%	0.59%	0.31%
Non-GAAP operating ROAA before M&A	0.91%	0.93%	0.96%	0.73%	0.85%

GAAP return on average common equity ("ROACE")	9.85%	10.01%	10.29%	6.34%	3.33%
Non-GAAP operating ROACE before M&A	9.85%	10.02%	10.31%	7.82%	9.15%

Net income (as reported)	$3,877	$3,814	$3,858	$2,335	$1,221
Weighted average common shares outstanding	5,558,137	5,551,962	5,551,184	5,551,123	5,547,715
Average assets	$1,699,188	$1,644,808	$1,606,853	$1,579,645	$1,581,538
Average equity	157,443	152,406	150,013	147,295	146,712

THE COMMUNITY FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

Reconciliation of US GAAP total assets, common equity, common equity to assets and book value to Non-GAAP tangible assets, tangible common equity, tangible common equity to tangible assets and tangible book value.
This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain performance measures, which exclude intangible assets. These non-GAAP measures are included because the Company believes they may provide useful supplemental information for evaluating the underlying performance trends of the Company.

(dollars in thousands, except per share amounts)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Total assets	$1,711,947	$1,689,227	$1,676,409	$1,586,288	$1,576,996
Less: intangible assets
Goodwill	10,835	10,835	10,708	10,603	10,277
Core deposit intangible	2,625	2,806	2,993	3,186	3,385
Total intangible assets	13,460	13,641	13,701	13,789	13,662
Tangible assets	$1,698,487	$1,675,586	$1,662,708	$1,572,499	$1,563,334

Total common equity	$159,080	$154,482	$150,148	$147,246	$145,657
Less: intangible assets	13,460	13,641	13,701	13,789	13,662
Tangible common equity	$145,620	$140,841	$136,447	$133,457	$131,995

Common shares outstanding at end of period	5,581,521	5,577,559	5,575,024	5,574,511	5,573,841

GAAP common equity to assets	9.29%	9.15%	8.96%	9.28%	9.24%
Non-GAAP tangible common equity to tangible assets	8.57%	8.41%	8.21%	8.49%	8.44%

GAAP common book value per share	$28.50	$27.70	$26.93	$26.41	$26.13
Non-GAAP tangible common book value per share	$26.09	$25.25	$24.47	$23.94	$23.68

THE COMMUNITY FINANCIAL CORPORATION
AVERAGE CONSOLIDATED BALANCE SHEETS AND NET INTEREST INCOME
UNAUDITED
	For the Three Months Ended March 31,						For the Three Months Ended
		2019			2018		March 31, 2019			December 31, 2018
			Average			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/	Average		Yield/
dollars in thousands	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets
Interest-earning assets:
Loan portfolio	$1,344,656	$16,129	$4.80%	$1,273,355	$14,726	4.63%	$1,344,656	$16,129	4.80%	$1,309,380	$15,461	4.72%
Investment securities, federal funds
sold and interest-bearing deposits	232,433	1,668	2.87%	183,567	1,167	2.54%	232,433	1,668	2.87%	221,896	1,581	2.85%
Total Interest-Earning Assets	1,577,089	17,797	4.51%	1,456,922	15,893	4.36%	1,577,089	17,797	4.51%	1,531,276	17,042	4.45%
Cash and cash equivalents	17,661			26,053			17,661			19,429
Goodwill	10,835			10,145			10,835			10,719
Core deposit intangible	2,743			3,479			2,743			2,928
Other assets	90,860			84,939			90,860			80,456
Total Assets	$1,699,188			$1,581,538			$1,699,188			$1,644,808

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Savings	$70,536	$17	0.10%	$74,944	$12	0.06%	$70,536	$17	0.10%	$70,593	$18	0.10%
Interest-bearing demand and money
market accounts	680,188	1,705	1.00%	496,995	543	0.44%	680,188	1,705	1.00%	676,196	1,588	0.94%
Certificates of deposit	449,962	2,046	1.82%	469,248	1,401	1.19%	449,962	2,046	1.82%	437,278	1,880	1.72%
Long-term debt	20,425	146	2.86%	50,377	285	2.26%	20,425	146	2.86%	20,441	99	1.94%
Short-term debt	52,422	334	2.55%	76,533	283	1.48%	52,422	334	2.55%	20,698	125	2.42%
Subordinated Notes	23,000	359	6.24%	23,000	359	6.24%	23,000	359	6.24%	23,000	360	6.26%
Guaranteed preferred beneficial interest
in junior subordinated debentures	12,000	153	5.10%	12,000	120	4.00%	12,000	153	5.10%	12,000	147	4.90%

Total Interest-Bearing Liabilities	1,308,533	4,760	1.46%	1,203,097	3,003	1.00%	1,308,533	4,760	1.46%	1,260,206	4,217	1.34%

Noninterest-bearing demand deposits	209,321			219,703			209,321			218,367
Other liabilities	23,891			12,026			23,891			13,829
Stockholders' equity	157,443			146,712			157,443			152,406
Total Liabilities and Stockholders' Equity	$1,699,188			$1,581,538			$1,699,188			$1,644,808

Net interest income		$13,037			$12,890			$13,037			$12,825

Interest rate spread			3.05%			3.36%			3.05%			3.11%
Net yield on interest-earning assets			3.31%			3.54%			3.31%			3.35%
Ratio of average interest-earning
assets to average interest bearing
liabilities			120.52%			121.10%			120.52%			121.51%
Average loans to average deposits			95.37%			100.99%			95.37%			93.36%
Average transaction deposits to total average deposits **			68.09%			62.78%			68.09%			68.82%

Cost of funds			1.25%			0.84%			1.25%			1.14%
Cost of deposits			1.07%			0.62%			1.07%			0.99%
Cost of debt			3.68%			2.59%			3.68%			3.84%

Note: Loan average balance includes non-accrual loans. There are no tax equivalency adjustments. There was $172,000, $321,000 and $107,000 of accretion interest for the three months ended March 31, 2019 and 2018, and December 31, 2018, respectively.
** Transaction deposits exclude time deposits.

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF LOAN PORTFOLIO (UNAUDITED)
(dollars in thousands)

BY LOAN TYPE	March 31, 2019%		December 31, 2018%		September 30, 2018%		June 30, 2018%		March 31, 2018%

Commercial real estate	$891,165	65.37%	$878,016	65.18%	$847,945	64.84%	$828,445	64.20%	$817,576	63.88%
Residential first mortgages	156,653	11.49%	156,709	11.63%	156,565	11.97%	163,090	12.64%	166,390	13.00%
Residential rentals	124,518	9.13%	124,298	9.23%	125,383	9.59%	127,469	9.88%	129,026	10.08%
Construction and land development	32,798	2.41%	29,705	2.21%	28,788	2.20%	28,647	2.22%	28,226	2.21%
Home equity and second mortgages	36,746	2.70%	35,561	2.64%	36,360	2.78%	37,026	2.87%	39,481	3.09%
Commercial loans	70,725	5.19%	71,680	5.32%	62,083	4.75%	57,519	4.46%	52,198	4.08%
Consumer loans	851	0.06%	751	0.06%	730	0.06%	801	0.06%	853	0.07%
Commercial equipment	49,720	3.65%	50,202	3.73%	49,883	3.81%	47,418	3.67%	45,905	3.59%
Gross loans	1,363,176	100.00%	1,346,922	100.00%	1,307,737	100.00%	1,290,415	100.00%	1,279,655	100.00%
Net deferred costs (fees)	1,261	0.09%	1,183	0.09%	917	0.07%	1,122	0.09%	1,118	0.09%
Total loans, net of deferred costs	$1,364,437		$1,348,105		$1,308,654		$1,291,537		$1,280,773

BY ACQUIRED AND NON-ACQUIRED	March 31, 2019%		December 31, 2018%		September 30, 2018%		June 30, 2018%		March 31, 2018%

Acquired loans - performing	$98,136	7.20%	$103,667	7.70%	$107,142	8.19%	$115,157	8.92%	$121,615	9.50%
Acquired loans - purchase credit impaired ("PCI")	3,227	0.24%	3,220	0.24%	3,511	0.27%	3,839	0.30%	3,871	0.30%
Total acquired loans	101,363	7.44%	106,887	7.94%	110,653	8.46%	118,996	9.22%	125,486	9.81%
Non-acquired loans**	1,261,813	92.56%	1,240,035	92.06%	1,197,084	91.54%	1,171,419	90.78%	1,154,169	90.19%
Gross loans	1,363,176		1,346,922		1,307,737		1,290,415		1,279,655
Net deferred costs (fees)	1,261	0.09%	1,183	0.09%	917	0.07%	1,122	0.09%	1,118	0.09%
Total loans, net of deferred costs	$1,364,437		$1,348,105		$1,308,654		$1,291,537		$1,280,773

** Non-acquired loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF LOAN PORTFOLIO (UNAUDITED)

	March 31, 2019				December 31, 2018
(dollars in thousands)	PCI	All other loans**	Total	%	PCI	All other loans**	Total	%

Commercial real estate	$1,750	$889,415	$891,165	65.37%	$1,785	$876,231	$878,016	65.18%
Residential first mortgages	468	156,185	156,653	11.49%	466	156,243	156,709	11.63%
Residential rentals	886	123,632	124,518	9.13%	897	123,401	124,298	9.23%
Construction and land development	-	32,798	32,798	2.41%	-	29,705	29,705	2.21%
Home equity and second mortgages	123	36,623	36,746	2.70%	72	35,489	35,561	2.64%
Commercial loans	-	70,725	70,725	5.19%	-	71,680	71,680	5.32%
Consumer loans	-	851	851	0.06%	-	751	751	0.06%
Commercial equipment	-	49,720	49,720	3.65%	-	50,202	50,202	3.73%
Gross loans	3,227	1,359,949	1,363,176	100.00%	3,220	1,343,702	1,346,922	100.00%
Net deferred costs (fees)	-	1,261	1,261	0.09%	-	1,183	1,183	0.09%
Total loans, net of deferred costs	$3,227	$1,361,210	$1,364,437		$3,220	$1,344,885	$1,348,105

**All other loans include loans transferred from acquired pools following release of acquisition accounting FMV adjustments. There were no acquired loans before December 31, 2017.

THE COMMUNITY FINANCIAL CORPORATION
ALLOWANCE FOR LOAN LOSSES
THREE MONTHS ENDED (UNAUDITED)

(dollars in thousands)	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018

Beginning of period	$10,976	$10,739	$10,725	$10,471	$10,515

Charge-offs	(742)	(254)	(219)	(164)	(580)
Recoveries	112	26	193	18	36
Net charge-offs	(630)	(228)	(26)	(146)	(544)

Provision for loan losses	500	465	40	400	500
End of period	$10,846	$10,976	$10,739	$10,725	$10,471

Net charge-offs to average loans (annualized)	-0.19%	-0.07%	-0.01%	-0.05%	-0.17%

Breakdown of general and specific allowance as a percentage of gross loans
General allowance	$9,788	$9,796	$9,729	$9,359	$9,310
Specific allowance	1,058	1,180	1,010	1,366	1,161
	$10,846	$10,976	$10,739	$10,725	$10,471
General allowance	0.72%	0.73%	0.74%	0.73%	0.73%
Specific allowance	0.08%	0.08%	0.08%	0.11%	0.09%
Allowance to gross loans	0.80%	0.81%	0.82%	0.83%	0.82%

Allowance to non-acquired gross loans	0.86%	0.89%	0.90%	0.92%	0.91%

THE COMMUNITY FINANCIAL CORPORATION
SUMMARY OF DEPOSITS (UNAUDITED)
(dollars in thousands)
	March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018		March 31, 2018
(dollars in thousands)	Balance	%	Balance	%	Balance	%	Balance	%	Balance	%
Noninterest-bearing demand	$214,432	14.90%	$209,378	14.65%	$217,151	14.95%	$214,249	16.18%	$229,612	17.86%
Interest-bearing:
Demand	411,029	28.56%	437,170	30.58%	448,299	30.87%	307,986	23.26%	217,039	16.88%
Money market deposits	272,994	18.97%	266,160	18.62%	274,039	18.87%	281,975	21.30%	284,449	22.12%
Savings	70,873	4.92%	69,892	4.89%	71,003	4.89%	73,142	5.52%	76,360	5.94%
Certificates of deposit	469,839	32.65%	447,029	31.27%	441,879	30.42%	446,516	33.73%	478,476	37.21%
Total interest-bearing	1,224,735	85.10%	1,220,251	85.35%	1,235,220	85.05%	1,109,619	83.82%	1,056,324	82.14%

Total Deposits	$1,439,167	100.00%	$1,429,629	100.00%	$1,452,371	100.00%	$1,323,868	100.00%	$1,285,936	100.00%

Transaction accounts	$969,328	67.35%	$982,600	68.73%	$1,010,492	69.58%	$877,352	66.27%	$807,460	62.79%

_______________________

1 The Company defines operating net income as net income before merger and acquisition costs and the one-time deferred tax adjustment recorded for Tax Cuts and Jobs Act in the three months ended December 31, 2017.  Operating earnings per share, operating return on average assets and operating return on average common equity is calculated using adjusted operating net income. See non-GAAP reconciliation schedules.

2 The Company maintains GAAP and non-GAAP measures for net operating expenses and noninterest expenses to calculate non-GAAP ratios. Adjusted net operating expense and adjusted noninterest expense exclude merger and acquisition costs, OREO gains and losses and expenses, and gains and losses on the sale of investments and other assets not considered part of recurring operations. See Reconciliation of GAAP and non-GAAP financial measures for the calculation of the below ratios:

Efficiency Ratio - noninterest expense divided by the sum of net interest income and noninterest income.

Net Operating Expense Ratio - noninterest expense less noninterest income divided by average assets.

3 The Company defines operating net income as net income before merger and acquisition costs and the one-time deferred tax adjustment recorded for Tax Cuts and Jobs Act in the three months ended December 31, 2017.  Operating earnings per share, operating return on average assets and operating return on average common equity are calculated using adjusted operating net income. See non-GAAP reconciliation schedules.

4 Under the Federal Deposit Insurance Act reciprocal deposits are now considered core deposits and are no longer considered brokered deposits unless they exceed 20% of a bank’s liabilities or $5.0 billion.

5 The Company had no intangible assets prior to January 1, 2018. Therefore, tangible common equity and tangible assets were the same as common equity and total assets.